Exhibit 99.1

Investor Contact:    Jessica Hazel

(615) 235-4367

Media Contact:       Janella Escobar

(615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR SECOND QUARTER FISCAL 2017

AND REAFFIRMS EARNINGS GUIDANCE FOR FISCAL 2017

Eleventh Consecutive Quarter of Positive Comparable Restaurant Sales Growth

Second Quarter Operating Income Margin increased 150 basis points

LEBANON, Tenn. – February 21, 2017 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter of fiscal 2017 ended January 27, 2017.

Second Quarter Fiscal 2017 Highlights

•	Compared to the prior year second quarter, comparable store restaurant sales increased 0.6%, marking the Company’s eleventh consecutive quarter of positive comparable store restaurant sales.

•	Operating income as a percent of total revenue increased 150 basis points, over the prior year quarter, to 10.7%.

•	Earnings per diluted share were $2.19, compared to GAAP earnings per diluted share of $2.01 in the prior year quarter, an increase of 9.0%. Adjusted for the impact of the prior year retroactive reinstatement of the Work Opportunity Tax Credit (“WOTC”), earnings per diluted share increased 15% from adjusted EPS of $1.91 in the prior year quarter. (See non-GAAP reconciliation below.)

Commenting on the second quarter, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I am pleased to report another significant increase in earnings per diluted share. We delivered second quarter operating margin growth largely driven by continued commodity favorability and the success of our cost reduction initiatives. As we look to the second half of this fiscal year, our teams remain focused on executing at the store level, providing the great food, friendly service, welcoming atmosphere and retail shopping experience that differentiates our brand from our competitors.”

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

Second Quarter Fiscal 2017 Results

Revenue

The Company reported total revenue of $772.7 million for the second quarter of fiscal 2017, representing an increase of 1.1% over the second quarter of the prior year. Comparable store restaurant sales increased 0.6%, including a 2.7% increase in average check partially offset by a 2.1% decrease in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 2.1%. Comparable store retail sales decreased 2.2% from the prior year quarter.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of November, December and January and the second quarter were as follows:

	November	December(1,2)	January(2)	Second Quarter
Comparable restaurant traffic	0.8%	-1.0%	-5.7%	-2.1%
Average check	2.6%	3.0%	2.6%	2.7%
Comparable restaurant sales	3.4%	2.0%	-3.1%	0.6%
Comparable retail sales	-1.7%	-2.6%	-1.9%	-2.2%

(1)	The Company estimates inclement weather in December reduced traffic and sales by approximately 1.6%.
(2)	The Company estimates the Christmas fiscal calendar timing shift, from fiscal December in the prior year to fiscal January in the current year, increased December traffic and sales by approximately 5.7% while reducing January traffic and sales by approximately 5.0%.

Operating Income

Operating income in the second quarter was $82.7 million, or 10.7% of total revenue, an increase over the prior year quarter result of $70.5 million, or 9.2% of total revenue. As a percentage of total revenue, reductions in cost of goods sold, other store operating expenses, and general and administrative expenses were partially offset by an increase in labor and related expenses.

Diluted Earnings per Share

Earnings per diluted share were $2.19, compared to GAAP EPS of $2.01 in the prior year quarter, an increase of 9.0%. Adjusted for the impact of the prior year retroactive reinstatement of the Work Opportunity Tax Credit, earnings per diluted share increased 15% from adjusted EPS of $1.91 in the prior year quarter. (For a reconciliation of GAAP to non-GAAP financial measures, please see the tables accompanying this release.)

Fiscal 2017 Outlook

The Company reaffirmed its previous earnings guidance and expects to report earnings per diluted share for the 2017 fiscal year between $8.10 and $8.25. The Company now expects total revenue of approximately $2.95 billion, reflecting the expected opening of eight new Cracker Barrel stores and four new Holler & Dash Biscuit House restaurants. The Company now expects comparable store restaurant sales of between 0.5% and 1.0% and comparable store retail sales of approximately -2.0%, reflecting the Company’s more cautious expectations for the second half of the fiscal year. The Company expects food commodity deflation of approximately 4.0% for the year. The Company projects an operating income margin in the range of 10.0% and 10.5% of total revenue for fiscal 2017. The Company expects depreciation expense between $85 million and $87 million; net interest expense of approximately $15 million; and capital expenditures of approximately $125 million. The Company anticipates an effective tax rate for fiscal 2017 of approximately 32%.

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

The Company expects to report earnings per diluted share for the third quarter of 2017 of between $1.75 and $1.85. The Company reminds investors that its outlook for fiscal 2017 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2017 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through March 7, 2017.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 641 company-owned Cracker Barrel locations and four company-owned Holler & Dash Biscuit House locations across 43 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m.—11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2017 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
			Percentage			Percentage
	1/27/17	1/29/16	Change	1/27/17	1/29/16	Change
Total revenue	$772,682	$764,002	1%	$1,482,653	$1,466,631	1%
Cost of goods sold (exclusive of depreciation and rent)	254,920	264,932	(4)	468,029	487,905	(4)
Labor and other related expenses	259,270	251,935	3	508,374	496,257	2
Other store operating expenses	140,979	141,103	(0)	278,905	276,810	1

Store operating income	117,513	106,032	11	227,345	205,659	11
General and administrative expenses	34,817	35,507	(2)	68,905	69,826	(1)

Operating income	82,696	70,525	17	158,440	135,833	17
Interest expense	3,638	3,569	2	7,314	7,113	3

Pretax income	79,058	66,956	18	151,126	128,720	17
Provision for income taxes	26,331	18,714	41	50,044	39,613	26

Net income	$52,727	$48,242	9	$101,082	$89,107	13

Earnings per share – Basic:	$2.19	$2.02	8	$4.21	$3.72	13

Earnings per share – Diluted:	$2.19	$2.01	9	$4.19	$3.70	13

Weighted average shares:
Basic	24,040,243	23,937,812	0	24,020,976	23,947,183	0
Diluted	24,109,000	24,047,042	0	24,106,748	24,060,047	0
Ratio Analysis
Total revenue:
Restaurant	76.5%	76.0%		78.6%	77.9%
Retail	23.5	24.0		21.4	22.1

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation and rent)	33.0	34.7		31.6	33.3
Labor and other related expenses	33.6	33.0		34.3	33.8
Other store operating expenses	18.2	18.4		18.8	18.9

Store operating income	15.2	13.9		15.3	14.0
General and administrative expenses	4.5	4.7		4.6	4.7

Operating income	10.7	9.2		10.7	9.3
Interest expense	0.5	0.5		0.5	0.5

Pretax income	10.2	8.7		10.2	8.8
Provision for income taxes	3.4	2.4		3.4	2.7

Net income	6.8%	6.3%		6.8%	6.1%

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/27/17	1/29/16
Assets
Cash and cash equivalents	$185,698	$171,643
Accounts receivable	19,654	15,900
Income tax receivable	0	2,447
Inventory	155,879	150,959
Prepaid expenses	18,727	18,289
Deferred income taxes	2,252	5,795
Property and equipment, net	1,088,612	1,048,715
Other long-term assets	64,069	63,051

Total assets	$1,534,891	$1,476,799

Liabilities and Shareholders’ Equity
Accounts payable	$100,388	$91,474
Other current liabilities	259,247	234,854
Long-term debt	400,000	400,000
Interest rate swap liability	6,538	15,649
Other long-term obligations	126,607	134,552
Deferred income taxes	60,394	45,401
Shareholders’ equity, net	581,717	554,869

Total liabilities and shareholders’ equity	$1,534,891	$1,476,799

Common shares issued and outstanding	24,042,573	23,939,248

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED CASH FLOW STATEMENT (Unaudited and in thousands)
	Six Months Ended
	1/27/17	1/29/16
Cash flows from operating activities:
Net income	$101,082	$89,107
Depreciation and amortization	41,830	37,783
Loss on disposition of property and equipment	2,472	2,667
Share-based compensation, net of excess tax benefit	2,808	3,007
(Increase) decrease in inventories	(3,571)	2,099
(Decrease) in accounts payable	(32,105)	(41,643)
Net changes in other assets and liabilities	36,986	(7,407)

Net cash provided by operating activities	149,502	85,613

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(52,934)	(36,797)
Proceeds from sale of property and equipment	412	472

Net cash (used in) investing activities	(52,522)	(36,325)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(6,031)	(5,343)
Excess tax benefit from share-based compensation	1,203	1,948
Purchases and retirement of common stock	0	(14,653)
Dividends on common stock	(57,420)	(125,052)

Net cash (used in) financing activities	(62,248)	(143,100)

Net increase (decrease) in cash and cash equivalents	34,732	(93,812)
Cash and cash equivalents, beginning of period	150,966	265,455

Cash and cash equivalents, end of period	$185,698	$171,643

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC. Supplemental Information (Unaudited)
	Second Quarter Ended		Six Months Ended
	1/27/17	1/29/16	1/27/17	1/29/16
Units in operation:
Open at beginning of period	643	635	641	637
Opened during period	2	0	4	0
(Closed) during period	0	0	0	(2)

Open at end of period	645	635	645	635
Total revenue: (In thousands)
Restaurant	$591,113	$580,918	$1,164,790	$1,143,197
Retail	181,569	183,084	317,863	323,434

Total revenue	$772,682	$764,002	$1,482,653	$1,466,631

Cost of goods sold: (In thousands)
Restaurant	$153,316	$164,776	$298,852	$319,566
Retail	101,604	100,156	169,177	168,339

Total cost of goods sold	$254,920	$264,932	$468,029	$487,905

Average unit volume: (In thousands)
Restaurant	$917.6	$914.9	$1,811.3	$1,798.0
Retail	281.8	288.3	494.3	508.7

Total	$1,199.4	$1,203.2	$2,305.6	$2,306.7

Operating weeks:	8,375	8,255	16,720	16,531

	Q2 2017 vs. Q2 2016	6 mo. 2017 vs. 6 mo. 2016
Comparable store sales period to period increase (decrease):
Restaurant	0.6%	0.9%
Retail	(2.2%)	(3.0%)
Number of locations in comparable store base:
	632	632

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Cracker Barrel Reports Second Quarter Results

February 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted provision for taxes and net income per share before the impact of the retroactive restatement of the Work Opportunity Tax Credit. The Company believes that excluding this item and its related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Second Quarter ended January 27, 2017			Second Quarter ended January 29, 2016
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
					(1)
Store operating income	$117,513	$—	$117,513	$106,032	$—	$106,032
General and administrative expenses	34,817	—	34,817	35,507	—	35,507

Operating income	82,696	—	82,696	70,525	—	70,525
Interest Expense	3,638	—	3,638	3,569	—	3,569

Pretax income	79,058	—	79,058	66,956	—	66,956
Provision for income taxes	26,331	—	26,331	18,714	2,292	21,006

Net income	$52,727	$—	$52,727	$48,242	($2,292)	$45,950

Earnings per share—Basic	$2.19	$—	$2.19	$2.02	($0.10)	$1.92
Earnings per share—Diluted	$2.19	$—	$2.19	$2.01	($0.10)	$1.91

	Six Months ended January 27, 2017			Six Months ended January 29, 2016
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
					(1)
Store operating income	$227,345	$—	$227,345	$205,659	$—	$205,659
General and administrative expenses	68,905	—	68,905	69,826	—	69,826

Operating income	158,440	—	158,440	135,833	—	135,833
Interest Expense	7,314	—	7,314	7,113	—	7,113

Pretax income	151,126	—	151,126	128,720	—	128,720
Provision for income taxes	50,044	—	50,044	39,613	2,292	41,905

Net income	$101,082	$—	$101,082	$89,107	($2,292)	$86,815

Earnings per share—Basic	$4.21	$—	$4.21	$3.72	($0.09)	$3.63
Earnings per share—Diluted	$4.19	$—	$4.19	$3.70	($0.09)	$3.61

(1)	Provision for income taxes adjusted to exclude the prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.

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